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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Watson Wyatt & Company Holdings of our report dated August 13, 2004 relating to the financial statements and financial statement schedule which appears in Watson Wyatt & Company Holdings' Annual Report on Form 10-K for the year ended June 30, 2004. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
McLean, Virginia
June 10, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM